UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 25, 2025

Golden Matrix Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Nominating and Voting Agreement

As previously disclosed in the Current Report on Form 8-K filed by Golden Matrix Group, Inc. (the “Company”, “Golden Matrix”, “we” and “us”) with the Securities and Exchange Commission (the “SEC”) on April 9, 2024 (the “April 9, 2024 Form 8-K”), effective on April 1, 2024, we entered into a Nominating and Voting Agreement (the “Prior Voting Agreement”) with Anthony Brian Goodman, the Company’s Chief Executive Officer and director, Luxor Capital LLC, a limited liability company controlled by Mr. Goodman (“Luxor”), and each of Aleksandar Milovanović (“Milovanović”), Zoran Milošević (“Milošević”) and Snežana Božović (“Božović”, and collectively with Milovanović and Milošević, the “Sellers”), the former owners of Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia (“Meridian Serbia”); Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro; Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta (“Meridian Malta”); and Meridian Gaming (Cy) Ltd, a company formed and registered in the republic of Cyprus (collectively, “Meridian Bet Group”), which Meridian Bet Group was acquired by the Company on the same date.

On January 29, 2025, we, Mr. Goodman and Luxor, and each of the Sellers entered into an Amended and Restated Nominating and Voting Agreement (the “Voting Agreement”).

The Voting Agreement, effective January 29, 2025, amended and restated the Prior Voting Agreement, to: (a) provide for the Board of Directors (the “Board”) of the Company to consist of up to six (6) members, of which two may be appointed by the Sellers as holders of the Series C Preferred Stock of the Company, and four (4) of which may be appointed by the Company’s Nominating and Corporate Governance Committee (the “Committee”), provided that upon the effectiveness of the resignation of Weiting (Cathy) Feng as a member of the Board (discussed below in Item 5.02), the Board shall consist of up to five (5) members, of which two may be appointed by the Sellers as holders of the Series C Preferred Stock of the Company and three (3) of which may be appointed by the Committee; and (b) remove certain terms of the Prior Voting Agreement which related to actions to occur at Closing.

The Voting Agreement requires the Sellers, until the earlier of (a) April 9, 2026; (b) the date that the Sellers have each provided the Company written notice of their intent to terminate the Voting Agreement, at any time after the Day-to-Day Management Agreement made and entered into as of April 9, 2024, by and between the Company and Milošević has been terminated pursuant to its terms; and (c) the date that the Company’s Independent Directors and Sellers mutually agree to terminate the Voting Agreement to:

(1)

vote their voting shares of the Company “For” appointment of those director nominees, nominated to the Board of Directors from time to time by the Committee, which Committee is required to be composed of two members; and

(2)

not vote their shares to remove any directors nominated by the Committee, subject to certain rights to withhold votes for certain persons disqualified from serving as a member of the Board of Directors as described in the Voting Agreement.

The Committee is required to be made up solely of two independent directors, one of whom will be the independent Board member appointed to the Board by the Sellers, who will chair the Committee, and one of whom will be an independent Director appointed by the full Board of Directors of the Company. The current Committee is made up of William Scott, Chairman of the Committee and Thomas E. McChesney, each members of the Board. If the Committee becomes deadlocked on a nominee, then the independent Director(s) on the Board will have the right to vote, and to collectively break the voting tie (voting by majority).

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The Voting Agreement also includes restrictions on the ability of the Sellers to transfer shares of the Company which they hold during the term, unless such transferees enter into a joinder to the Voting Agreement and includes a provision allowing any member of the Board nominated by the Sellers to share confidential information with the Sellers, but otherwise prohibiting them from sharing such confidential information with any other person.

Pursuant to the Voting Agreement, the Sellers agreed to not request, encourage, or support any independent directors nominated to the Board of Directors by the Sellers pursuant to the appointment right set forth in the Series C Preferred Stock designation (the “Series C Appointment Right”), to remove Mr. Goodman as Chief Executive Officer of the Company (or reduce his ultimate authority to manage the Company, subject to the terms of the Management Agreement, discussed below) during the term of the Voting Agreement, except as to a removal for cause (as defined in the Voting Agreement), or to the extent that failure to vote to remove Mr. Goodman would violate their fiduciary duties to the Company or its shareholders.

The foregoing description of the Voting Agreement is not complete and is subject to, and qualified in its entirety by reference to the Voting Agreement, attached hereto as Exhibit 10.1, which is incorporated in this Item 1.01 by reference in its entirety.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K are incorporated into this Item 3.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

On January 25, 2025, Weiting (Cathy) Feng, a member of the Board and the Chief Financial Officer and Chief Operating Officer of the Company, tendered her resignation to the Company as a member of the Board (the “Resignation Letter”), to be effective upon the earlier of (a) 8:00 a.m. Pacific Standard Time on the date that is six months from the date of the Resignation Letter (July 25, 2025); and (b) the date and time that Board of Directors of the Company appoints a Chief Financial Officer. Ms. Feng will remain the Chief Operating Officer of the Company following her resignation as a member of the Board.

(d) Appointment of Director

Effective on January 29, 2025, immediately following the amendment to the Bylaws discussed below in Item 5.03, and at the request of the holders of the Company’s Series C Preferred Stock shares (i.e., the Sellers), and as one of the two Series C Preferred Stock designees allowed pursuant to terms of the Company’s Series C Preferred Stock (with Mr. William Scott being the other), as described in greater detail in the April 9, 2024 Form 8-K, the Board of Directors increased the number of members of the Board of Directors from five (5) to six (6) and appointed Snežana Božović, one of the Sellers, and the Secretary of Meridian Bet Group, as a member of the Board of Directors of the Company.

The Board of Directors determined that Ms. Božović was not “independent” pursuant to the rules of the NASDAQ Capital Market.

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Ms. Božović is not party to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings between Ms. Božović and any other person pursuant to which Ms. Božović was selected to serve as a director of the Company, except pursuant to the terms of the Voting Agreement (described above) and the designation of the Series C Preferred Stock (the terms of which are described in greater in the April 9, 2024 Form 8-K and incorporated by reference herein), nor is Ms. Božović a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K, except for an Employment Agreement dated June 18, 2024 (the “Employment Agreement”), between Meridian Serbia and Ms. Božović, described in greater detail in the Company’s Current Report on Form 8-K filed with the Commission on June 21, 2024 (and incorporated by reference herein as Exhibit 10.2), those agreements and understandings discussed under “Certain Relationships and Related Transactions” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on August 30, 2024, the Fifth Amendment to the Purchase Agreement and Debt Conversion Agreement dated October 1, 2024, discussed in greater detail in the Company’s Current Report on Form 8-K filed with the Commission on October 2, 2024; and the share issuances discussed in the Company’s Current Report on Form 8-K filed with the Commission on October 15, 2024, each of which are incorporated by reference herein.

There are no family relationships between any director or executive officer of the Company, including Ms. Božović.

It is not anticipated that Ms. Božović will be appointed to any committees of the Board.

It is not expected that Ms. Božović will receive any consideration for her services on the Board separate from the consideration she receives as Secretary of Meridian Serbia pursuant to the Employment Agreement.

Snežana Božović, age 43

Since May 2022, Ms. Božović has served as the Chief Operating Officer of Meridian Serbia, overseeing Meridian Tech’s financial strategy and managing budgets. Prior to that, Ms. Božović held various other roles with Meridian Serbia, including from May 2018 to May 2022, serving as Chief Financial Officer; from March 2008 to May 2018, serving as General Director; from January 2006 to March 2008, serving as Financial Director; and from December 2003 to January 2006, serving as a betting shop manager/croupier. Ms. Božović has also served as a Director of Meridian Tech since May 2022, as a General Director of Meridian Malta since May 2016, and as General Director of Fair Champions Meridian Ltd., a majority owned subsidiary of Meridian Gaming, since December 2015. Ms. Božović received her bachelor's degree from the University Union in Belgrade, Serbia, in Business Management.

We believe Ms. Božović’s significant experience in the gaming industry will be beneficial to the Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Bylaws

Effective on January 29, 2025, the Board of Directors of the Company approved amendments to the Bylaws of the Company to:

(a)	fix the number of members of the Board of Directors at six (6) members (previously such number was five (5) members); and

(b)

to correct the Bylaws to provide that subject to the Articles of Incorporation, and any designation of preferred stock of the Company, any director may be removed by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote (the Bylaws previously erroneously read that directors could be removed with majority consent, which was in conflict with the Nevada Revised Statutes).

It is contemplated that upon effectiveness of the Resignation Letter of Ms. Feng, the Board will once again approve an amendment to the Bylaws of the Company to fix the number of members of the Board of Directors at five (5) members.

A copy of the amendments to the Bylaws are attached hereto as Exhibit 3.1 and incorporated by reference into this Item 5.03 in their entirety.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1

Certificate of Designation of Golden Matrix Group, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series C Preferred Stock, as filed with the Secretary of State of Nevada on April 4, 2024 (filed as Exhibit 3.2 to the Current Report on Form 8-K of Golden Matrix Group, Inc., filed with the Securities and Exchange Commission on April 9, 2024, and incorporated by reference herein)

3.2*	Amendments to the Bylaws of Golden Matrix Group, Inc. dated January 29, 2025
10.1*	Amended and Restated Nominating and Voting Agreement dated January 29, 2025, by and between Golden Matrix Group, Inc., Aleksandar Milovanović, Zoran Milosevic and Snežana Božović
10.2

Employment Agreement dated June 18 2024, between Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd and Snežana Božović (filed as Exhibit 10.5 to the Current Report on Form 8-K of Golden Matrix Group, Inc., filed with the Securities and Exchange Commission on June 21, 2024, and incorporated by reference herein)**

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

**	Indicates management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: January 30, 2025	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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